UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 1, 2024

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

To reflect his new role within the organization as an advisor to Chemed Corporation’s (the “Company’s”) Chief Executive Officer, the Compensation Committee granted David P. Williams 6,424 Performance Share Units and agreed to pay him a monthly salary of $38,750. Under the terms of the grant, the Performance Share Units will vest into Company shares depending on the Company’s total shareholder return over the next three calendar years. Mr. Williams may continue to participate in benefits made generally available to employees and the Company may terminate Mr. Williams’ employment on twelve months’ written notice.

The above description is qualified in its entirety by the complete text of the grant letter, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

d)   Exhibit

 10.1 David P. Williams Performance Share Units Grant Letter dated January 29, 2024

  104 The cover page from this Current Report on Form 8-K formatted in Incline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: February 1, 2024	By:	/s/ Brian C. Judkins
Brian C. Judkins
Chief Legal Officer